Exhibit 5

EXECUTION VERSION

HYZON STOCK SALE AGREEMENT

THIS SALE AGREEMENT (as may be amended, modified, or supplemented from time to time, this “Agreement”) is made and entered into as of the date set forth on the Company’s signature page below, by and between HYMAS PTE. LTD., a company incorporated in Singapore (Company Registration No. 201815667M) whose registered office is at 48 Toh Guan Road East, #05-124, Enterprise Hub, Singapore 608586 (the “Company”) and the purchaser named on the Purchaser’s signature page attached hereto (the “Purchaser”).

WHEREAS, the Company and the Purchaser are entering this Agreement as part of the restructuring (the “Reorganization”) of the share capital of Horizon Fuel Cell Technologies Pte. Ltd. (the “Parent”) that has been approved by the board and the shareholders of the Company, Jiangsu Horizon New Energy Technologies Co., Ltd. and the Parent.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Closing. The Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, the number of shares of Class A Common Stock (the “Common Stock”) of Hyzon Motors Inc. (“ListCo”) set forth on the Purchaser’s signature page attached hereto (the “Shares”), at a purchase price of $0.001 per share, for an aggregate purchase price set forth on the Purchaser’s signature page attached hereto (the “Purchase Price”). Upon satisfaction of the conditions set forth in Section 1.2, the closing of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of the Company on the date hereof or at such other place or on such other date as specified by the Company (the “Closing Date”). Unless otherwise agreed upon by the Company and the Purchaser, settlement of the Shares shall occur via “Delivery Free of Payment” (e.g., the Purchaser shall make payment for the Shares purchased by wire transfer to the Company of immediately available funds to the account specified in Section 1.2(b)(i) below or such other account specified by the Company, and upon confirmation of the receipt of the wire (or otherwise waived by the Company), the Company shall instruct the Transfer Agent to deliver the Shares directly to the account specified by the Purchaser on the Purchaser’s signature page attached hereto or such account otherwise specified by the Purchaser).

1.2 Closing Conditions.

(a) As a condition to the Purchaser’s obligation to consummate the transactions contemplated hereby, at the Closing, the Company shall have satisfied (or the Purchaser shall have waived) each of the conditions set forth below:

(i) the Purchaser shall have received a copy of the transfer instructions to Continental Stock Transfer & Trust (the “Transfer Agent”) instructing the Transfer Agent to deliver the Shares, registered in the name provided by the Purchaser;

(ii) the representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on the Closing Date;

(iii) the Company shall have performed, satisfied and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed by the Company on or prior to the Closing Date; and

(iv) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits the consummation of the transaction contemplated by this Agreement.

(b) As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, the Purchaser shall have satisfied (or the Company shall have waived) each of the conditions set forth below:

(i) the Company shall have received the Purchase Price by wire transfer of immediately available funds to the account of the Company set forth below:

Bank: United Overseas Bank Ltd.

Swift Code: UOVBSGSG

Beneficiary Name: Hymas Pte Ltd

Beneficiary Account Number: 451-909-0966

(ii) provided that the Purchaser is a non-US resident, the Purchaser shall have provided to the Company a copy of the Purchaser’s IRS Form W-8BEN;

(iii) the representations and warranties made by the Purchaser herein shall be true and correct in all material respects on the date hereof and on the Closing Date;

(iv) the Purchaser shall have performed, satisfied and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Purchaser on or prior to the Closing;

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement; and

(vi) the Purchaser shall have provided all other material information and taken all other necessary actions reasonably required by the Company to the Company to consummate the transaction contemplated by this Agreement on or prior to the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

(a) The Company has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c) The Company has good and valid title to the Shares to be sold at the Closing Date hereunder, free and clear of all Liens. “Lien” means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or security interest of any kind (other than this Agreement and transfer restrictions under applicable securities law).

(d) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the offer and sale of the Shares by the Company to the Purchaser hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) to the Company’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) If such Purchaser is an entity, the Purchaser has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement. The execution, delivery and consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser.

(b) If the Purchaser is a natural person, the Purchaser has the requisite power, capacity and authority to execute, deliver and perform its obligations under this Agreement.

(c) This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(d) The Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Shares as have been requested by the Purchaser. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Other than disclosure on a confidential basis to, if the Purchaser is an entity, the Purchaser’s officers and directors, and in any event the Purchaser's partners, legal and other advisors, in any such case who have a need to know for the purposes of this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(e) The Purchaser is, and at the Closing Date will be, in compliance with all applicable securities and other laws, rules and regulations.

(f) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) The Purchaser understands and agrees that the Shares to be delivered pursuant to the terms of this Agreement, are offered in transactions not involving any public offering within the meaning of the Securities Act, will not be registered under the Securities Act and will be sold in a transaction exempt from or not subject to registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the SEC under the Securities Act, the so-called “Section 4(a)(1½)” exemption under the Securities Act and/or Regulation S promulgated under the Securities Act, as applicable) and therefore may not, and will not, be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom; (b) the Purchaser is either (i) an “accredited investor” or (ii) not a “U.S. Person” or “a person in the United States”, as such terms are defined in Regulation D and Regulation S, respectively; (c) if the Purchaser is an “accredited investor”, such Purchaser is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (d) the Shares to be delivered pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not, and will not, be offered, sold, pledged, assigned or otherwise transferred unless pursuant to (i) a registration statement with respect thereto that is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration under the Securities Act or applicable state securities laws, including under Rule 144 or Regulation S, if applicable; and (e) any certificates representing the Shares will bear an appropriate legend and restriction on the books of ListCo's transfer agent to that effect. The Purchaser acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time.

(h) The Shares are being acquired for the Purchaser’s own account, for investment, and not with the view to, or for, division or resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or the securities or blue-sky laws of any state.

(i) The Purchaser acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or any of its subsidiaries), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 2.1 of this Agreement in entering into this Agreement and participating in the transactions contemplated thereby.

(j) The Purchaser has, and at Closing will have, sufficient cash to pay the Purchase Price.

(k) There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission from the Company or any of its affiliates in connection with the transactions contemplated by this Agreement.

(l) From and after the date the Purchaser received any information about the sale of Shares to be sold pursuant to this Agreement, the Purchaser has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the ListCo.

(m) Except with respect to the Transaction, the Purchaser is not in possession of, and is not entering (and has not entered) into this Agreement in reliance upon, any material non-public information relating to the Company or ListCo.

(n) The Purchaser has had an opportunity to review with its own tax advisors the tax consequences of its purchase of the Shares, the exercise thereof, the terms of the Shares and the other transactions contemplated by this Agreement. The Purchaser has exercised independent judgement in evaluating such Purchaser’s participation in the transactions contemplated hereby. The Purchaser understands that it must rely solely on its advisors and not on any statements or representations made by the Company, ListCo or any of their affiliates, agents, representatives or advisors with respect thereto. The Purchaser understands that the Purchaser (and not the Company, ListCo or any of their affiliates) shall be responsible for any tax liability for the Purchaser that may arise as a result of its purchase of the Shares, the exercise thereof, the terms of the Shares or the other transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(o) The information provided by the Purchaser (i) set forth on the Purchaser’s signature page attached hereto and (ii) contained in the Purchaser’s IRS Form W-8BEN provided pursuant to Section 1.2(b)(ii) of this Agreement (if applicable), shall be true and correct.

ARTICLE III
MISCELLANEOUS

3.1 Waiver Notwithstanding any other provision contained in this Agreement, the Purchaser hereby irrevocably waives any claim, counter-claim, cause and/or right of action, proceedings (including arbitral proceedings), damages, debts, liabilities and amounts payable (whether actual and/or contingent and whether present and/or future and whether at law or in equity, in each case of whatsoever nature) (in each case, a “Claim”) that arises as a result of, in connection with or relating in any way to, the Reorganization and the transactions contemplated hereby and thereby (including, without limitation, the adoption of the amended and restated constitution of the Company, the termination of the Third Amended and Restated Investor Rights Agreement dated March 28, 2014 by and among the Company and other parties thereto, the issuance of T Shares to shareholders of the Company, the transfer of Hyzon Stock to holders of the T Shares upon redemption thereof and other sales of Hyzon Stock to other security holders of the Company and its subsidiaries and the options to purchase Hyzon Stock granted to other security holders of the Parent and the Company as contemplated by the Reorganization) (the “Transaction”), regardless of whether any such Claim arises based on contract, tort, equity, under statute or any other theory of legal liability (any and all such Claims are collectively referred to in this Section 3.1 as the “Released Claims”), it may have, now or in the future against the Parent, Shanghai Horizon Fuel Cell, Jiangsu Horizon New Energy Technologies Co., Ltd., Horizon Fuel Cell Technology, the Company and their respective directors and officers (collectively, the “Released Parties”) and will not seek recourse against the Released Parties for any reason whatsoever for or with respect to any Released Claims; provided, however, that the foregoing waiver will not limit or prohibit the Purchaser from pursuing a Claim against the Company or any other person for damages for breach of this Agreement by the Company (or any successor entity). Nothing herein shall operate to relieve the Company of any common law liability to the Purchaser for Fraud in the event the Company is finally determined by a court of competent jurisdiction to have committed Fraud against the Purchaser. For purposes herein, “Fraud” shall mean an actual and intentional misrepresentation of fact with respect to the making of the representations and warranties set forth in Section 2.1, provided that such misrepresentation shall be deemed to exist only if the Company had actual knowledge at the time it made such representations and warranties that any such representations and warranties made by it were actually false and untrue and such representations and warranties were then made with the express intention that the other party relies thereon to its detriment.

3.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.3 Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, VAT or other similar taxes incurred in connection with this Agreement and the transactions contemplated hereby (including the transfer of Shares at the Closing) (“Transfer Taxes”) will be borne by the Purchaser, regardless of the person liable for such obligations under applicable law or the person making payment to the applicable governmental authority, taxing authority or other third party.

3.4 Delivery of Shares in Another Name. All fees, expenses, governmental charges, VAT or other taxes incurred in connection with the delivery of the Shares other than to the Purchaser’s account will be borne by the Purchaser, regardless of the person liable for such obligations under applicable law or the person making payment to the applicable governmental authority, taxing authority or other third party.

3.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them. No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement.

3.6 Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set forth on the Company and Purchaser signature pages attached hereto (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. Copies delivered solely to outside counsel shall not constitute notice. All amounts due with respect to the delivery of any notices or communications requested by the Purchaser in physical, hard-copy form, shall be payable by the Purchaser to the Company within 30 days of receipt by the Purchaser of an invoice setting forth such expenses. “Business Day” means a day (other than Saturday or Sunday) on which banks are generally open in New York for normal business.

3.7 Amendments and Waivers. No provision of this Agreement may be amended, terminated or waived except by a written instrument referring specifically to this Agreement and signed by all parties hereto or their authorized representatives (or in the case of a waiver by the party hereto or its authorized representative with the right to provide the waiver). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.8 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.9 Transfers. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, except that in the event that the Purchaser is either (i) an entity incorporated under the laws of, or (ii) a natural person resident in, Mainland China (as defined below):

(a) all (but not part) of the Purchaser’s rights and obligations hereunder may be assigned in whole to any (i) affiliate (as defined in Rule 405 under the Securities Act) of the Purchaser, but in no event later than immediately prior to the Closing Date specified in Section 1.1 (or as otherwise mutually agreed in writing) or (ii) other person or entity the Company consents to in writing (such consent not to be unreasonably withheld) (each such assignee under subclause (i) or (ii), a “Assignee”), subject to each such Assignee executing a joinder to this Agreement in substantially the form specified in Schedule I hereto (the “Joinder Agreement”), including with respect to the Purchase Price and other terms and conditions; provided that (y) each such Assignee must be qualified and permitted to acquire the Shares according to applicable laws, regulations and rules and (z) that, in the case of any such transfer or assignment, the initial party to this Agreement shall remain bound by its obligations under this Agreement.

(b) in this Agreement “Mainland China” means the People’s Republic of China excluding solely for this purpose, the Hong Kong SAR, Macau SAR and Taiwan.

3.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

3.11 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Shares.

3.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.13 Non-recourse. Notwithstanding anything to the contrary herein, there shall be no recourse for liability under or in relation to this Agreement, or for any claim based thereon or otherwise in respect thereof, against any incorporator, stockholder, officer, director or employee (other than Purchaser), past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any agreement or law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations hereunder are solely obligations of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees (other than Purchaser) of the Company or of any predecessor or successor corporation, (collectively, the “Non-Recourse Persons”), or any of them, as a result of the Agreement; and that any and all such personal liability and all such rights and claims against, every such incorporator, stockholder, officer, director or employee (other than Purchaser) as such, that may arise as a result of the Agreement, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

3.14 Third-Party Beneficiaries. Notwithstanding Section 3.9, nothing expressed or implied in this Agreement is intended, nor shall be interpreted, to provide or create any third party beneficiary rights, remedies, or any other rights of any kind in any person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement, except that Section 3.1 is intended to benefit the Released Parties and Section 3.13 is intended to benefit the Non-Recourse Persons.

3.15 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.16 Termination. This Agreement may be terminated by either party by written notice to the other party, if the Closing has not been consummated on or before the date 180 days from the date of this Agreement.

3.17 Waiver of Jury Trial. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.18 Submission to Jurisdiction, Etc. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Article 3.18. The seat of the arbitration shall be in Singapore. The tribunal shall consist of three arbitrators. The language of the arbitration shall be English. The submission to arbitration in this Article 3.18 shall not be construed as an intention by the parties to deprive any court or other governmental body or regulatory agency of its jurisdiction to provide interim relief or remedies. The award shall be final and binding on the Company and the Purchaser, and judgment upon any award may be entered and enforced in any court having jurisdiction.

3.19 Disclaimer of Warranties. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF AND EXPRESSLY AGREED BY THE PARTIES HERETO THAT THE COMPANY’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.1, AND THE PURCHASER'S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.2 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND THAT NEITHER THE COMPANY, NOR THE PURCHASER, IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY GIVEN IN ARTICLE 2.1 AND THE PURCHASER'S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.2, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER THE COMPANY NOR THE PURCHASER IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO ANY OTHER MATTERS. IT IS UNDERSTOOD AND EXPRESSLY AGREED THAT ANY ESTIMATES, FORECASTS, PROJECTIONS OR OTHER PREDICTIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED OR MADE AVAILABLE TO THE COMPANY OR THE PURCHASER OR ANY OF THEIR RESPECTIVE AFFILIATES (INCLUDING IN ANY PRESENTATION BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY REPRESENTATIVE OF THE COMPANY) ARE NOT, AND SHALL BE DEEMED NOT TO BE, OR CONTAIN, REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY OF ITS OFFICERS, DIRECTORS OR REPRESENTATIVES, AND THE PURCHASER IS NOT ENTERING INTO THIS AGREEMENT IN RELIANCE ON, AND THE PURCHASER MAY NOT RELY ON, ANY SUCH ESTIMATES, FORECASTS, PROJECTIONS OR OTHER PREDICTIONS, STATEMENTS OF INTENTION OR ANY OTHER REPRESENTATION, WARRANTY OR OTHER STATEMENT MADE OR PURPORTING TO BE MADE BY OR ON BEHALF OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY, OR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS OR REPRESENTATIVES, OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY SET FORTH IN ARTICLE 2.1.

3.20 This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purpose.

3.21 Further Assurances. The Purchaser shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Company may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date specified in this Agreement.

PURCHASER:

Signature of Purchaser:

By:
Name:
Title:

Name of Purchaser:

(Please print. Please indicate full name and capacity of person signing above. If the Purchaser is a trust, please provide the trust name, name of trustee(s), date trust was created and name of beneficiary.)
Name in which securities are to be registered (if different from the name of Purchaser listed directly above):________________________
Email
Registered Address: ________________________
Purchaser’s social security /federal tax identification number[1]:__________________
Registered Address-Street:
City, State,
Postal Code: ____________________________
Country: _______________________________
Attn: __________________________________
Telephone No.:__________________________
Facsimile No.:___________________________

Number of Shares subscribed for:

Purchase Price: $_________________________

[1]	For US holders. For non-US holders, please attached IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or other applicable IRS beneficial ownership form.

[Signature Page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on __________.

HYMAS PTE. LTD.

By:
Name:
Title:

Address for Notice:

HYMAS PTE. LTD.
48 Toh Guan Road East

#05-124, Enterprise Hub

Singapore 608586
Attn: Jennifer Lim

Phone:	(65) 9028 6211
Email:	jen@horizonfct.com

[Signature Page]

SCHEDULE I

Stock Sale Joinder Agreement

This Stock Sale Joinder Agreement (“Joinder Agreement”) is executed on the date set forth on the Company’s signature page below, by the new purchaser named on the New Purchaser’s signature page attached hereto (the “New Purchaser”) pursuant to the terms of that certain Hyzon Stock Sale Agreement dated as of ____________, 2023 (the “Stock Sale Agreement”), by and among (i) Hymas Pte. Ltd., a company incorporated in Singapore (Company Registration No. 201815667M) whose registered office is at 48 Toh Guan Road East, #05-124, Enterprise Hub, Singapore 608586 (the “Company”) and (ii) the Purchaser identified therein, as such Stock Sale Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stock Sale Agreement. By the execution of this Joinder Agreement, New Purchaser, Purchaser and the Company agree as follows:

1. Acknowledgment. Purchaser represents and warrants to the Company that New Purchaser is an affiliate (as defined in Rule 405 under the Securities Act) of the Purchaser. Purchaser represents and warrants to the Company and agrees with the Company that (i) it is assigning all of its rights, obligations and interests under the Stock Sale Agreement, (ii) New Purchaser is qualified and permitted to acquire the Shares according to applicable laws, regulations and rules and (iii) New Purchaser shall be considered the “Purchaser” for all purposes under the Stock Sale Agreement, in each case except as otherwise set forth in Section 3.9(c) of the Stock Sale Agreement, provided that notwithstanding anything set forth herein, as set forth in Section 3.9(c) of the Stock Sale Agreement, Purchaser shall remain bound by its obligations under the Stock Sale Agreement.

2. Agreement. New Purchaser hereby (i) agrees to be bound by and subject to the terms of the Stock Sale Agreement; (ii) assumes the obligations and duties of Purchaser under the Stock Sale Agreement (but without prejudice to the proviso in Section 1 hereof and Section 3.9(c) of the Stock Sale Agreement regarding Purchaser’s obligations); and (iii) adopts the Stock Sale Agreement with the same force and effect as if New Purchaser were originally a party thereto.

3. Notice. Any notice required or permitted by the Stock Sale Agreement shall be given to New Purchaser at the address or email address listed below New Purchaser 's signature below.

4. Miscellaneous. This Joinder Agreement shall be subject to all applicable provisions of Section 3 of the Stock Sale Agreement, mutatis mutandis. This Joinder Agreement is an amendment supplemental to the Stock Sale Agreement, and the Stock Sale Agreement and this Joinder Agreement will henceforth be read together. This Joinder Agreement shall form part of the Stock Sale Agreement for the purposes provided herein, and all parties hereto shall be bound by the Stock Sale Agreement as amended hereby. All references in the Stock Sale Agreement or any other agreement, document or instrument delivered in connection with or pursuant to the Stock Sale Agreement shall be deemed to refer to the Stock Sale Agreement as amended by this Joinder Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties has executed or caused this Joinder Agreement to be executed by its duly authorized representatives as of ______________.

HYMAS PTE. LTD.

By:
Name:
Title:

[Signature Page]

[PURCHASER]

By:
Name:
Title:

[Signature Page]

[NEW PURCHASER]:

Signature of New Purchaser:

By:
Name:
Title:

Name of New Purchaser:

(Please print. Please indicate name and capacity of person signing above. If the New Purchaser is a trust, please provide the trust name, name of trustee(s), date trust was created and name of beneficiary.)
Name in which securities are to be registered (if different from the name of New Purchaser listed directly above):_____________________
Email
Registered Address: ________________________
New Purchaser’s social security /federal tax identification number[2]: ________________________
Registered Address-Street:
City, State,
Postal Code: ____________________________
Country: _______________________________
Attn: __________________________________

Telephone No.: __________________________
Facsimile No.: ____________________________

Number of Shares:

Purchase Price: $ _________________________

New Purchaser must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Stock Sale Agreement.

[2]	For US holders. For non-US holders, please attached IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or other applicable IRS beneficial ownership form.

[Signature Page]